UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2009

PACIFIC ASIA PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52770	30-0349798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 East Hartsdale Avenue

Hartsdale, New York 10530

(Address of principal executive offices) (Zip Code)

(914) 472-6070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

Pacific Asia Petroleum, Inc. (the “Company”) (NYSE Amex: PAP) will be conducting a conference call at 11:00 a.m. Pacific Time on Wednesday, January 6, 2010, to discuss its planned acquisition of all of the interest held by CAMAC Energy Holdings Limited and certain of its affiliates in a Production Sharing Contract with respect to that certain offshore Nigerian oilfield asset known as the Oyo Field, as further described in the Company’s Proxy Statement filed with the U.S. Securities and Exchange Commission on December 31, 2009 for the purpose of soliciting stockholder approval of the acquisition and related transactions. A question and answer period will follow. A live webcast of the call will also be available on the Company’s website, www.papetroleum.com. A copy of the Company’s press release, dated December 31, 2009, announcing the call is furnished herewith as Exhibit 99.1.

The information contained in Item 7.01 to this current report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 or exhibit 99.1 to this Form 8-K shall not be deemed an admission as to the materiality of any information in Item 7.01 to this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 31, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ASIA PETROLEUM, INC.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli Chief Executive Officer

Date: December 31, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated December 31, 2009.